AMENDMENT, CONSENT AND WAIVER

This AMENDMENT, CONSENT AND WAIVER is entered into as of October __, 2018, by and between ToughBuilt Industries, Inc., a Nevada corporation (the “Company”) and the undersigned investor (the “Investor”), which is one of two investors which are the holders of $6,300,210.00 in aggregate principal amount Amended and Restated 10% Original Issue Discount Senior Convertible Debenture, due September 1, 2018, as amended (the “Debenture”), issued by the Company to the Investor. All capitalized terms used and not defined herein are used as defined in the Debenture and the Securities Purchase Agreement (“Purchase Agreement”), dated as of October 17, 2016, pursuant to which the Debentures were issued, both as amended from time to time.

RECITALS:

WHEREAS, Section 6(b)(i) of the Debenture, as amended, requires the Company in a Going Public Event to redeem, for cash, 50% of the then outstanding principal amount of Debenture plus all accrued but unpaid interest and other fees (“Redemption”);

WHEREAS, Section 6(b)(ii) of the Debenture requires that the portion of the Debentures not redeemed in a Going Public Event be converted into the securities offered by the Company in the Going Public Event (“Conversion”);

WHEREAS, the securities offered by the Company in the Going Public Event are registered on the Company’s registration statement filed on Form S-1 (File No. 333-226104) (the “Registration Statement”) which includes in the most recent amendment to the Registration Statement, share securities issued to the holders of the Debentures (“Exchange Securities”); and

WHEREAS, the Company has requested that the Investors amend the terms of the Redemption and Conversion and consent to the removal of the Exchange Securities from the Registration Statement; and

WHEREAS, the Investor desires to amend the terms of the Redemption and Conversion and grant the consent and provide the waiver on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Investor and the Company hereby agree as follows:

1. Amendment to Redemption. The “Going Public Redemption Amount” is hereby amended add the following proviso to the end of such definition: “provided, however, in the event that the Going Public Event occurs prior to November 15, 2018, the Going Public Redemption Amount shall be equal to (i) a cash premium of $454,869.65 and (b) $540,980.35 of accrued but unpaid interest on the Debentures as of the date hereof.

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2. Increase in Principal Amount and Stated Value. The Company hereby increases the principal amount of the Debentures and the Stated value of any shares of Class B Convertible Preferred Stock (“Preferred Stock”) by five percent (5%) above the current principal amount of the Debentures and stated value of any shares of Preferred Stock without any further action by either party. Such increases shall be recorded on the books and records of the Company and upon request by the undersigned, the Company shall provide any additional evidence of the amended increase in principal amount of Debentures and the Stated Value of Preferred Stock. The principal amount of Debentures and Stated Value of the Preferred Stock as of the date hereof after taking into consideration such increase, is set forth on the spreadsheet attached hereto as Annex A.

3. Amendment to Conversion. Section 6(b)(ii) of the Debenture is hereby amended and restated as follows: “The balance of this Debenture not subject to redemption pursuant to clause (i) above (including all accrued but unpaid interest) shall be automatically converted into the securities offered by the Company in the Going Public Event (“IPO Securities”), which shall be inclusive of any additional securities, units or rights granted to the participants in the Going Public Event) on a $1.00 principal amount of Debenture for $1.20 basis; provided, however, that, to the extent that the Holder’s right to receive IPO Securities would result in the Holder exceeding the Beneficial Ownership Limitation, then the Company shall issue to the Holder, to the extent such Securities cause the Holder to exceed such Beneficial Ownership Limitation (or in the beneficial ownership of any shares of Common Stock as a result of such issuance of IPO Securities to such extent), shares of zero-coupon convertible preferred stock with the same economic benefit as the IPO Securities, which shall be in form and substance reasonably satisfactory to the Holder and which would otherwise not result in the Holder exceeding the Beneficial Ownership Limitation.”

4. Waiver of Inclusion of Securities on Registration Statement. Subject to the terms of this Consent and Waiver, the undersigned hereby waives the requirement set forth in Section 6(b)(ii) to issue the Exchange Securities pursuant to the Registration Statement and consents to the removal of Exchange Securities from the Registration Statement. The Exchange Securities shall be issued with customary Securities Act legends, otherwise pursuant to the Purchase Agreement.

5. Negative Covenants. From the date hereof until the first anniversary of the Going Public Event, except as set forth on Annex B attached hereto, neither the Company nor any Subsidiary shall, directly or indirectly

a.	sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents in a private or public offering, at an effective price per share less than the public offering price of the IPO Securities (anticipated to be $4.50 per share, subject to adjustment for reverse and forward stock splits and the like) without the prior written consent of the undersigned;

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b.	other than Permitted Indebtedness, future debt as described on Annex B and incorporated into the definition of Permitted Indebtedness hereafter and the debt that exists on Annex B attached hereto which will either convert into the IPO Securities or be repaid in the Going Public Event, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c.	other than Permitted Liens (including Liens incurred in connection with the new definition of Permitted Indebtedness as set forth on Annex B attached hereto, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

d.	amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

e.	repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors;

f.	except with respect to the debts as disclosed on Annex B attached hereto, repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than the Debentures if on a pro-rata basis;

g.	pay cash dividends or distributions on any equity securities of the Company;

h.	enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

i.	enter into any agreement with respect to any of the foregoing.

6. Effect on Purchase Agreement and Debentures. The rights of the Investors and obligations of the Company with respect to the Exchange Securities shall be subject to the terms of the Purchase Agreement including but not limited to all requirement to remove legends on the Legend Removal Date and any liquidated damages and other payments required thereunder for failure of the Company to comply with such covenants in a timely manner; provided that all references to three Trading Days thereunder to remove legends are hereby amended to be two Trading Days. Additionally, as it relates to the Exchange Securities, the Legend Removal Date shall be the 6 month-anniversary of the pricing of the Going Public Event and the Company shall, within one-day thereof (for Exchange Securities issued on that date, and within one day of issuance from the date of conversion of any zero coupon preferred stock as referenced above, to the extent that conversion complies with the requirements of Section 3(a)(9) of the Securities Act of 1933, as amended), issue to the Investors Exchange Securities not bearing any legends or other restrictions on resale and the Investors shall return the legended Exchange Securities within 3 Trading Days thereof. If available, all such issuances shall be electronic to the DTC account of the Investors.

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7. Except as specifically set forth herein, the terms, provisions and conditions of the Purchase Agreement, the Debentures and the other Transaction Documents shall remain in full force and effect and the rights and obligations of the parties with respect thereto shall, except as specifically provided herein, be unaffected by this Consent and Waiver and shall continue as provided in such documents and shall not be in any way changed, modified or superseded by the terms set forth herein.

8. Effectiveness of Consent and Waiver. This Consent and Waiver shall only be effective upon the execution and delivery of this Consent and Waiver by both holders of Debentures and satisfaction of the terms and conditions herein.

9. Independent Nature of Investor Obligations and Rights. The obligations of the Investor under this Consent and Waiver are several and not joint with the obligations of any other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any other Investor under any other Consent and Waiver. Nothing contained herein or in any other Consent and Waiver, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Consent and Waiver or any other Consent and Waiver and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Consent and Waiver or any other Consent and Waiver. The Company and the Investor each confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Consent and Waiver or, any other Consent and Waiver, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

10. No Third Party Beneficiaries. This Consent and Waiver is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11. Amendments. No provision of this Consent and Waiver may be amended other than by an instrument in writing signed by the Company and both holders of Debentures.

12. Notice. Whenever notice is required to be given under this Consent and Waiver, unless otherwise provided herein, such notice shall be given in accordance with Section 5.4 of the Purchase Agreement.

13. Successors and Assigns. This Consent and Waiver shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

REMAINDER OF PAGE INTENTIONALLY BLANK

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IN WITNESS WHEREOF, the undersigned has caused this Amendment, Consent and Waiver to be executed as of the date first above written.

HILLAIR CAPITAL INVESTMENTS L.P.

By:
Name:
Title:

5

AGREED AND ACCEPTED:

TOUGHBUILT INDUSTRIES, INC.

By:
Name:	Manu Ohri
Title:	CFO

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Annex - A

ToughBuilt Industries, Inc.

Hillair - Computations of Debenture Conversion and Class B Convertible Preferred Stock

Convertible Debentures:	Principal	Accrued Interest	TOTAL
Hillair Capital	$4,182,709.42	$365,987.07	$4,548,696.49
HSPL Capital	$2,117,500.58	$185,281.30	$2,302,781.88
Total	$6,300,210.00	$551,268.38	$6,851,478.38

Preferred Shares	# of Shares	Price per Share	Total Value
Hillair Capital	112,781	$10.00	$1,127,810
HSPL Capital	57,093	$10.00	$570,930
Total

IPO Deal Terms			$ Paid To Debenture Holders	IPO Common Shares	IPO Warrant Shares

Descripton
$1,500,000 Payment	10% Premium	$685,147.84
	Accrued Int Inc	$-
		$814,852.16
			$1,500,000.00	-	-

Debenture Conversion at 20% Discount
	Face Value	$6,851,478.38
20%	Adjusted IPO Price	3.6
			$-	1,903,188	1,903,188

Additional Pref and Purchase	# Shares	$ Amount of Shares
Existing Pref	169,874	$1,698,740
Oct 15 Shares	15,000	$150,000
5% Addition	31,501	$315,011
	216,375	$2,163,751
Adjusted IPO Purchase Price	$3.15
				686,905	686,905

	TOTAL	$1,500,000.00	2,590,093	2,590,093

	Hillair PMT	$995,850.00	1,719,563	1,719,563
	HSPL PMT	$504,150.00	870,530	870,530

Total cash payment through IPO	$1,500,000.00
Less: Total accrued interest + 10% premium to be paid in cash	$1,236,416.21
Additional cost to Toughbuilt - interest	$263,583.79

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ANNEX B

(i)	Securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and

(ii)	Securities issued to current or prospective officers, directors or employees of the Company for the purpose of compensation, retention or recruitment, whether or not such securities are issued pursuant to an existing stock option or similar plan.

(iii)	Any line of credit, factoring or other credit facility or loan from a commercial banking institution including any such facility which includes the grant of a first lien on all Company assets to such institution.

(iv)	Note payable to an officer in the principal amount of $200,000, to be paid at the closing of the public offering.

(v)	Note payable to Elephant Partners in the principal amount of $100,000, to be paid at the closing of the public offering.

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AMENDMENT, CONSENT AND WAIVER

This AMENDMENT, CONSENT AND WAIVER is entered into as of October __, 2018, by and between ToughBuilt Industries, Inc., a Nevada corporation (the “Company”) and the undersigned investor (the “Investor”), which is one of two investors which are the holders of $6,300,210.00 in aggregate principal amount Amended and Restated 10% Original Issue Discount Senior Convertible Debenture, due September 1, 2018, as amended (the “Debenture”), issued by the Company to the Investor. All capitalized terms used and not defined herein are used as defined in the Debenture and the Securities Purchase Agreement (“Purchase Agreement”), dated as of October 17, 2016, pursuant to which the Debentures were issued, both as amended from time to time.

RECITALS:

WHEREAS, Section 6(b)(i) of the Debenture, as amended, requires the Company in a Going Public Event to redeem, for cash, 50% of the then outstanding principal amount of Debenture plus all accrued but unpaid interest and other fees (“Redemption”);

WHEREAS, Section 6(b)(ii) of the Debenture requires that the portion of the Debentures not redeemed in a Going Public Event be converted into the securities offered by the Company in the Going Public Event (“Conversion”);

WHEREAS, the securities offered by the Company in the Going Public Event are registered on the Company’s registration statement filed on Form S-1 (File No. 333-226104) (the “Registration Statement”) which includes in the most recent amendment to the Registration Statement, share securities issued to the holders of the Debentures (“Exchange Securities”); and

WHEREAS, the Company has requested that the Investors amend the terms of the Redemption and Conversion and consent to the removal of the Exchange Securities from the Registration Statement; and

WHEREAS, the Investor desires to amend the terms of the Redemption and Conversion and grant the consent and provide the waiver on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Investor and the Company hereby agree as follows:

1. Amendment to Redemption. The “Going Public Redemption Amount” is hereby amended add the following proviso to the end of such definition: “provided, however, in the event that the Going Public Event occurs prior to November 15, 2018, the Going Public Redemption Amount shall be equal to (i) a cash premium of $230,278.19 and (b) $273,871.81 of accrued but unpaid interest on the Debentures as of the date hereof.

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2. Increase in Principal Amount and Stated Value. The Company hereby increases the principal amount of the Debentures and the Stated value of any shares of Class B Convertible Preferred Stock (“Preferred Stock”) by five percent (5%) above the current principal amount of the Debentures and stated value of any shares of Preferred Stock without any further action by either party. Such increases shall be recorded on the books and records of the Company and upon request by the undersigned, the Company shall provide any additional evidence of the amended increase in principal amount of Debentures and the Stated Value of Preferred Stock. The principal amount of Debentures and Stated Value of the Preferred Stock as of the date hereof after taking into consideration such increase, is set forth on the spreadsheet attached hereto as Annex A.

3. Amendment to Conversion. Section 6(b)(ii) of the Debenture is hereby amended and restated as follows: “The balance of this Debenture not subject to redemption pursuant to clause (i) above (including all accrued but unpaid interest) shall be automatically converted into the securities offered by the Company in the Going Public Event (“IPO Securities”), which shall be inclusive of any additional securities, units or rights granted to the participants in the Going Public Event) on a $1.00 principal amount of Debenture for $1.20 basis; provided, however, that, to the extent that the Holder's right to receive IPO Securities would result in the Holder exceeding the Beneficial Ownership Limitation, then the Company shall issue to the Holder, to the extent such Securities cause the Holder to exceed such Beneficial Ownership Limitation (or in the beneficial ownership of any shares of Common Stock as a result of such issuance of IPO Securities to such extent), shares of zero-coupon convertible preferred stock with the same economic benefit as the IPO Securities, which shall be in form and substance reasonably satisfactory to the Holder and which would otherwise not result in the Holder exceeding the Beneficial Ownership Limitation.”

4. Waiver of Inclusion of Securities on Registration Statement. Subject to the terms of this Consent and Waiver, the undersigned hereby waives the requirement set forth in Section 6(b)(ii) to issue the Exchange Securities pursuant to the Registration Statement and consents to the removal of Exchange Securities from the Registration Statement. The Exchange Securities shall be issued with customary Securities Act legends, otherwise pursuant to the Purchase Agreement.

5. Negative Covenants. From the date hereof until the first anniversary of the Going Public Event, except as set forth on Annex B attached hereto, neither the Company nor any Subsidiary shall, directly or indirectly

a.	sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents in a private or public offering, at an effective price per share less than the public offering price of the IPO Securities (anticipated to be $4.50 per share, subject to adjustment for reverse and forward stock splits and the like) without the prior written consent of the undersigned;

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b.	other than Permitted Indebtedness, future debt as described on Annex B and incorporated into the definition of Permitted Indebtedness hereafter and the debt that exists on Annex B attached hereto which will either convert into the IPO Securities or be repaid in the Going Public Event, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c.	other than Permitted Liens (including Liens incurred in connection with the new definition of Permitted Indebtedness as set forth on Annex B attached hereto, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

d.	amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

e.	repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors;

f.	except with respect to the debts as disclosed on Annex B attached hereto, repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than the Debentures if on a pro-rata basis;

g.	pay cash dividends or distributions on any equity securities of the Company;

h.	enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

i.	enter into any agreement with respect to any of the foregoing.

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6. Effect on Purchase Agreement and Debentures. The rights of the Investors and obligations of the Company with respect to the Exchange Securities shall be subject to the terms of the Purchase Agreement including but not limited to all requirement to remove legends on the Legend Removal Date and any liquidated damages and other payments required thereunder for failure of the Company to comply with such covenants in a timely manner; provided that all references to three Trading Days thereunder to remove legends are hereby amended to be two Trading Days. Additionally, as it relates to the Exchange Securities, the Legend Removal Date shall be the 6 month-anniversary of the pricing of the Going Public Event and the Company shall, within one-day thereof (for Exchange Securities issued on that date, and within one day of issuance from the date of conversion of any zero coupon preferred stock as referenced above, to the extent that conversion complies with the requirements of Section 3(a)(9) of the Securities Act of 1933, as amended), issue to the Investors Exchange Securities not bearing any legends or other restrictions on resale and the Investors shall return the legended Exchange Securities within 3 Trading Days thereof. If available, all such issuances shall be electronic to the DTC account of the Investors.

7. Except as specifically set forth herein, the terms, provisions and conditions of the Purchase Agreement, the Debentures and the other Transaction Documents shall remain in full force and effect and the rights and obligations of the parties with respect thereto shall, except as specifically provided herein, be unaffected by this Consent and Waiver and shall continue as provided in such documents and shall not be in any way changed, modified or superseded by the terms set forth herein.

8. Effectiveness of Consent and Waiver. This Consent and Waiver shall only be effective upon the execution and delivery of this Consent and Waiver by both holders of Debentures and satisfaction of the terms and conditions herein.

9. Independent Nature of Investor Obligations and Rights. The obligations of the Investor under this Consent and Waiver are several and not joint with the obligations of any other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any other Investor under any other Consent and Waiver. Nothing contained herein or in any other Consent and Waiver, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Consent and Waiver or any other Consent and Waiver and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Consent and Waiver or any other Consent and Waiver. The Company and the Investor each confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Consent and Waiver or, any other Consent and Waiver, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

10. No Third Party Beneficiaries. This Consent and Waiver is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11. Amendments. No provision of this Consent and Waiver may be amended other than by an instrument in writing signed by the Company and both holders of Debentures.

12. Notice. Whenever notice is required to be given under this Consent and Waiver, unless otherwise provided herein, such notice shall be given in accordance with Section 5.4 of the Purchase Agreement.

13. Successors and Assigns. This Consent and Waiver shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

REMAINDER OF PAGE INTENTIONALLY BLANK

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IN WITNESS WHEREOF, the undersigned has caused this Amendment, Consent and Waiver to be executed as of the date first above written.

INVESTOR – HSPL HOLDINGS, LLC

By:
Name:
Title:

13

AGREED AND ACCEPTED:

TOUGHBUILT INDUSTRIES, INC.

By:
Name:	Manu Ohri
Title:	Chief Financial Officer

14

Annex - A

ToughBuilt Industries, Inc.

HSPL - Computations of Debenture Conversion and Class B Convertible Preferred Stock

Convertible Debentures:	Principal	Accrued Interest	TOTAL
Hillair Capital	$4,182,709.42	$365,987.07	$4,548,696.49
HSPL Capital	$2,117,500.58	$185,281.30	$2,302,781.88
Total	$6,300,210.00	$551,268.38	$6,851,478.38

Preferred Shares	# of Shares	Price per Share	Total Value
Hillair Capital	112,781	$10.00	$1,127,810
HSPL Capital	57,093	$10.00	$570,930
Total

IPO Deal Terms			$ Paid To Debenture Holders	IPO Common Shares	IPO Warrant Shares

Description
$1,500,000 Payment	10% Premium	$685,147.84
	Accrued Int Inc	$-
		$814,852.16
			$1,500,000.00	-	-

Debenture Conversion at 20% Discount
	Face Value	$6,851,478.38
20%	Adjusted IPO Price	3.6
			$-	1,903,188	1,903,188

Additional Pref and Purchase	# Shares	$ Amount of Shares
Existing Pref	169,874	$1,698,740
Oct 15 Shares	15,000	$150,000
5% Addition	31,501	$315,011
	216,375	$2,163,751
Adjusted IPO Purchase Price	$3.15
				686,905	686,905

TOTAL	$1,500,000.00	2,590,093	2,590,093

Hillair PMT	$995,850.00	1,719,563	1,719,563
HSPL PMT	$504,150.00	870,530	870,530

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ANNEX B

(i)	Securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and

(ii)	Securities issued to current or prospective officers, directors or employees of the Company for the purpose of compensation, retention or recruitment, whether or not such securities are issued pursuant to an existing stock option or similar plan.

(iii)	Any line of credit, factoring or other credit facility or loan from a commercial banking institution including any such facility which includes the grant of a first lien on all Company assets to such institution.

(iv)	Note payable to an officer in the principal amount of $200,000, to be paid at the closing of the public offering.

(v)	Note payable to Elephant Partners in the principal amount of $100,000, to be paid at the closing of the public offering.

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